Sun Bancorp, Inc.



                                 Acquisition of



                                 ADVANTAGEBANK



                                August 26, 2005


            "Executing on Our Plan to be the Premier Community Bank
                         in Every Community we Serve."

Forward-looking Information
--------------------------------------------------------------------------------

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Sun Bancorp. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Sun Bancorp's actual results to differ materially from the anticipated results expressed in these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Sun Bancorp's operating results in documents filed by Sun Bancorp with the Securities and Exchange Commission, including the Form S-3 Registration Statement, Quarterly Report on Form 10-Q, the Annual report on Form 10-K and other required filings. Sun Bancorp assumes no duty to update the forward-looking statements made in this presentation.



--------------------------------------------------------------------------------
ADVANTAGEBANK                           2                              SUN
                                                                   Bancorp, Inc.

Transaction Summary
--------------------------------------------------------------------------------

o Consideration:                          Fixed Exchange 0.87 shares of
                                          SNBC or $19.00 cash

o Structure:                              50% Cash / 50% Stock (1)

o Implied Purchase Price per Share (2):   $18.85 on a blended basis

o Aggregate Purchase Price (2):           $37.0 million (including options)

o Treatment of Options:                   Rolled into SNBC equivalent options

o Walk-away:                              Double Trigger (17.5% absolute decline
                                          and 20% relative to an index group)

o Termination Fee:                        $1.48 million

o Due Diligence:                          Completed

o Board Representation:                   1 Board Seat on SNBC's Board

-------------------------------------------------------

(1) SNBC has the option to increase the percent of stock received by Advantage shareholders to 60%.
(2)  Based on SNBC's closing price of $21.50 on August 24, 2005

--------------------------------------------------------------------------------
ADVANTAGEBANK                           3                              SUN
                                                                   Bancorp, Inc.

Mid-Atlantic Comparable Transaction Multiples

--------------------------------------------------------------------------------


                                                     Mid-Atlantic Commercial
                                                      Bank Transactions (1)
                                                --------------------------------
                                 SNBC / ADBK      High       Median       Low
                                 -----------    --------    --------    --------
Multiple of Tangible Book:          244.8%       446.7%      250.0%      158.3%

Multiple of LTM EPS:                 41.9x        50.3x       23.4x       15.1x

Percentage of Deposits:              24.4%        42.4%       31.0%       10.5%

Core Deposits Premium:               18.9%        33.5%       21.4%        5.4%

Premium to Current Market (2):        9.3%       105.8%       30.5%       (3.5%)

--------------------------------------------------------------------------------
(1)  Based on commercial bank  transactions in DE, MD, NJ, NY, and PA since
     July 1, 2004.
(2)  Prices as of August 24, 2005.



--------------------------------------------------------------------------------
ADVANTAGEBANK                           4                              SUN
                                                                   Bancorp, Inc.

Overview of Advantage Bank
--------------------------------------------------------------------------------


     o Valuable franchise in Somerset and Hunterdon Counties, two of the most affluent and fastest growing counties in the state of New Jersey.

     o Established in 1999 to take advantage of the outstanding demographics, growth characteristics and market opportunities in Somerset and Hunterdon counties.

     o    Has grown to over $166 million in assets with five locations.

     o 10th largest deposit share in Hunterdon County and 17th largest deposit share in Somerset County.

     o Strong and experienced management team with extensive knowledge and operational experience in these markets.


                                      SNBC           ADBK           Combined
            ----------------------------------------------------------------
             Assets:                 $3,141          $166            $3,307

             Net Loans:               1,916           116             2,032

             Deposits:                2,541           152             2,693

             Common Equity:             288            14               302
            ----------------------------------------------------------------

            As of June 30, 2005 ($ in millions); combined numbers do not reflect purchase accounting adjustments.


--------------------------------------------------------------------------------
ADVANTAGEBANK                           5                              SUN
                                                                   Bancorp, Inc.

Strategically Attractive
--------------------------------------------------------------------------------


     o Opportunity to gain a strong management, lending and retail banking team.

     o Increase SNBC's deposit market share ranking in Hunterdon County from 13th to a pro forma 9th; and SNBC gains entry to Somerset County.

     o    Excellent geographic fit within SNBC's branch system.

     o    Attractive demographics of Somerset and Hunterdon Counties.

     o Significant fee income growth potential through the introduction of SNBC's commercial and retail products to ADBK's customer base.

     o Opportunity to pursue larger lending relationships with existing and future customers.

     o    Limited integration risk as SNBC is an experienced acquirer.

     o    Recent out of state acquisitions in this market present opportunity.

     o Increase brand name in Hunterdon County and bridge the gap between SNBC's Holland, N.J. branch and Mercer County branches.


--------------------------------------------------------------------------------
ADVANTAGEBANK                           6                              SUN
                                                                   Bancorp, Inc.

Financially  Compelling
--------------------------------------------------------------------------------


     o Accretive to GAAP EPS by $0.01 in 2006 and by approximately $0.04 in 2007.

     o    Capital will remain at well capitalized levels.

     o Limited impact to tangible book value which will be restored to its current level within one year of closing.

     o Conservative estimate of potential cost savings of $1.4 million pre-tax annually or approximately 28% of ADBK's projected non-interest expense and approximately 1.5% of combined non-interest expense.

     o    Opportunity to restructure a portion of ADBK's investment portfolio.

     o Core deposit intangibles equal to 4% of ADBK's core deposits, amortized over 10 years on a sum-of-the-years digits basis.

     o    No incremental share repurchase or leverage of capital assumed.

     o    Anticipated closing date in the first quarter of 2006.



--------------------------------------------------------------------------------
ADVANTAGEBANK                           7                              SUN
                                                                   Bancorp, Inc.

Strong Management Team
--------------------------------------------------------------------------------


     o SNBC and ADBK share a common goal to utilize management's and the Board's market knowledge to significantly expand the business.

     o ADBK's CEO will become an Executive Vice President and Area Executive for the Hunterdon and Somerset Counties and will join SNBC's Executive Management team and report to Tom Bracken.

     o    SNBC will add one existing ADBK director to SNBC's Board of Directors.

     o ADBK's Board of Directors will form an Advisory Board for Hunterdon and Somerset Counties and will promote SNBC's growing business in the region.

     o SNBC is proud to have ADBK's experienced officers join its team with greater capabilities at the combined company.


--------------------------------------------------------------------------------
ADVANTAGEBANK                           8                              SUN
                                                                   Bancorp, Inc.

Attractive Demographics of Somerset &Hunterdon Counties
--------------------------------------------------------------------------------

    ------------------------------------------------------------------------
     Somerset and Hunterdon County rank among the top three counties in the state of New Jersey in terms of Median Household Income,
                Projected Income Growth and Projected Job Growth
    ------------------------------------------------------------------------

                                                                           Projected      Projected Civilian
                                                    2005 Median     Household Income             Labor Force
                                                      Household     Growth 2005-2010        Growth 2002-2012
                                                         Income                  (%)                     (%)
                                                    -----------     ----------------      ------------------

Somerset County                                         $88,665                 19.2                    17.4

Ranking out of SNBC's 13 N.J. Counties                        2                    1                       2

Ranking in state of New Jersey (21 counties)                  3                    2                       3


Hunterdon County                                        $91,622                 17.2                    20.6

Ranking out of SNBC's 13 N.J. Counties                        1                    2                       2

Ranking in state of New Jersey (21 counties)                  1                    3                       1


Sun Bancorp's NJ Franchise (Wtd. Avg.)                  $63,485                 13.3                    14.1

New Jersey (State)                                      $63,135                 14.3                    10.5

Source:  Claritas and The NJ Department of Labor and Workforce Development


--------------------------------------------------------------------------------
ADVANTAGEBANK                           9                              SUN
                                                                   Bancorp, Inc.

Pro forma Franchise Locations
--------------------------------------------------------------------------------



        [GRAPHIC OMITTED DEPICTING BRANCH LOCATIONS FOLLOWING THE MERGER]








--------------------------------------------------------------------------------
ADVANTAGEBANK                          10                              SUN
                                                                   Bancorp, Inc.

Conclusion
--------------------------------------------------------------------------------


"Executing on Our Plan to be the Premier Community Bank in Every Community we Serve."

     o    Immediately accretive to GAAP EPS.

     o Valuable franchise in Somerset and Hunterdon Counties, two of the most affluent and fastest growing counties in the state of New Jersey.

     o SNBC and ADBK share a common goal to utilize management's and the Board's market knowledge to significantly expand the business.

     o ADBK's senior management team will join SNBC and be responsible for the Somerset and Hunterdon markets.

     o A low risk, strategically important transaction with significant income and market share opportunities.


--------------------------------------------------------------------------------
ADVANTAGEBANK                          11                              SUN
                                                                   Bancorp, Inc.